UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2012
___________________

ARABIAN AMERICAN DEVELOPMENT COMPANY

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1600 Hwy 6 South, Suite 240, Sugar Land, Texas 77478
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (409) 385-8300

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) In accordance with Article V of Registrant’s By-Laws, and by unanimous agreement of Registrant’s Board of Directors, the following officer appointment was made with an effective date of September 26, 2012:

Mr. Simon Upfill-Brown was appointed Executive Vice-President of South Hampton Resources, Inc. a wholly owned subsidiary of the Registrant with an anticipated start date of September 26, 2012.  Mr. Upfill-Brown, age 59, is a United States citizen who has over 20 years senior level experience in international management of coatings, chemicals and renewable resources. From 1993 he was President and CEO of Haltermann Inc., a North American provider of custom chemical manufacturing services to major chemical companies. Haltermann was a subsidiary of Ascot plc until its acquisition by The Dow Chemical Company in June 2001. As General Manager of Dow Haltermann from 2001 - 2008, he successfully integrated operations in four countries from five different entities for the newly formed $230 million global business unit that offered custom manufacturing services to the performance chemical industry.  Mr. Upfill-Brown was also CEO of his own consulting firm, as well as CEO of a venture-backed algae-to-fuels company spun out of MIT in 2001, and a technology start-up focused on converting organic waste to hydrocarbon fuels. He began his career in the paint and protective coatings industry. He holds undergraduate degrees in chemistry and mathematical statistics from Stellenbosch University, South Africa and an MBA from Stanford Graduate School of Business.

Mr. Upfill-Brown’s starting base salary will be approximately $295,000, and he will receive 7,500 restricted shares of Registrant’s common stock as a signing bonus.  He will also be entitled to the participate in the Executive Compensation Program as outlined in the Company’s  Proxy Statement dated April 25, 2012, with any awards considered for the 2012 calendar year pro rated as appropriate.  He will receive a car allowance and other benefits normally afforded to employees in consideration for his services.  Mr. Upfill-Brown has no family relationship with any of the Registrant’s directors or executive officers and has not participated in any related party transactions with the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARABIAN AMERICAN DEVELOPMENT COMPANY

Date:  September 11, 2012                                                                By: /s/ Connie Cook___________
                                                                                                                         Connie Cook, CFO